Veritex Holdings, Inc.

2 Safe Harbor Statement Forward-looking statements This presentation contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward- looking statements include, without limitation, statements relating to Veritex Holdings, Inc.’s (“Veritex”) recent investment in Thrive Mortgage, the expected payment date of Veritex’s quarterly cash dividend, Veritex's acquisition of North Avenue Capital, LLC (“NAC”), impact of certain changes in Veritex’s accounting policies, standards and interpretations, the effects of the COVID-19 pandemic and actions taken in response thereto, Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2020 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this presentation are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue. This presentation also includes industry and trade association data, forecasts and information that Veritex has prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys, government agencies and other information publicly available to Veritex, which information may be specific to particular markets or geographic locations. Some data is also based on Veritex's good faith estimates, which are derived from management's knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although Veritex believes these sources are reliable, Veritex has not independently verified the information contained therein. While Veritex is not aware of any misstatements regarding the industry data presented in this presentation, Veritex's estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, Veritex believes that its internal research is reliable, even though such research has not been verified by independent sources.

3 Non-GAAP Financial Measures Veritex reports its results in accordance with United States generally accepted accounting principles (“GAAP”). However, management believes that certain supplemental non-GAAP financial measures used in managing its business provide meaningful information to investors about underlying trends in its business. Management uses these non-GAAP measures to assess Veritex’s operating performance and believes that these non-GAAP measures provide information that is important to investors and that is useful in understanding Veritex’s results of operations. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this presentation: • Tangible book value per common share (“TBVPS”); • Tangible common equity to tangible assets; • Return on average tangible common equity (“ROATCE”); • Operating earnings; • Pre-tax, pre-provision (“PTPP”) operating earnings; • Diluted operating earnings per share (“EPS”); • Operating return on average assets (“ROAA”); • PTPP operating ROAA; • Operating ROATCE; • Operating efficiency ratio; • Operating noninterest income; • Operating noninterest expense; and • Adjusted net interest margin (“NIM”).

4 Franchise Overview and Investment Highlights

5 Franchise Overview • Headquartered in Dallas, Texas • Commenced banking operations in 2010; completed IPO in 2014 • Focused on relationship-driven commercial and private banking across a variety of industries, predominantly in Texas Overview Footprint Company Highlights Balance Sheet Asset Quality 1 Please refer to “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 2 Total Loans Held for Investment excludes mortgage warehouse (“MW”) and Paycheck Protection Program (“PPP”) loans. 3 Net charge-offs for the quarter ended December 31, 2021. Fourth Quarter 2021 Consolidated Capital Ratios Market Cap as of Feb. 9, 2022 $1.98 B Total Branches 31 Price/TBV as of Feb. 9, 2022 2.31x Dividend Yield as of Feb. 9, 2022 1.97% ROAA 1.68% PTPP ROAA1 1.97% ROAE 12.65% Operating ROATCE1 20.48% Operating efficiency ratio 47.64% Total Assets ($mm) $9,757 Total Loans Held for Investment1 ($mm) $6,775 Total Deposits ($mm) $7,364 NCO3 / Average Loans 0.19% NPAs / Total Assets 0.51% ACL / Total Loans Held for Investment2 1.15% Common Equity / Assets 13.48% TCE / TA1 9.28% CET1 Ratio 8.58% Leverage Ratio 9.05% Tier 1 Capital Ratio 8.89% Total Capital Ratio 11.60%

6 Investment Thesis • Experienced management team – 35+ years average banking experience • Strong presence in rapidly expanding DFW and Houston – Texas is experiencing continued strong population inflow and projected population growth is nearly double the U.S. average – Significant growth opportunities within our footprint from demographic growth and M&A disruption • Scarcity value – 3rd largest bank solely focused on major Texas MSAs • Excellent core earnings profile has supported reserves – 1.97% PTPP ROAA1 for 4Q21 and 1.15% ACL / Total Loans HFI • Steady balance sheet growth2 – Total loans, excluding MW and PPP, increased $918.1 million, or 15.7% year over year – Total deposits grew $850.8 million, or 13.1% year over year • Improving revenue diversification – Completed 49% investment in Thrive Mortgage (“Thrive”) in 3Q21 – Completed acquisition of North Avenue Capital, LLC (“NAC”), a regulated non-depository government guaranteed lender, on November 1, 2021 • Track record of successfully integrating acquisitions – Completed 7 whole bank acquisitions since 2010 – Acquired $4.4 billion in loans and $4.7 billion in loans 1 Please refer to “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 2 Financial data as of December 31, 2021.

# Scarcity Value in Texas Metro Markets

**Includes all U.S. banks headquartered in Texas; sorted by Total Assets**

Indicates banks with less than 75% of deposits in major Texas MSAs

| | Company Name | Ticker | Total Assets ($mm) | Texas Metro Deposits[1] / Company Total Deposits (%) |
|---|---|---|---|---|
| 1 | Comerica Incorporated | CMA | 88,355 | 15.0% |
| 2 | Cullen/Frost Bankers, Inc. | CFR | 46,698 | 82.4 |
| 3 | Prosperity Bancshares, Inc. | PB | 36,100 | 44.2% |
| 4 | Texas Capital Bancshares, Inc. | TCBI | 35,229 | 100.0 |
| 5 | Independent Bank Group, Inc. | IBTX | 18,448 | 69.4 |
| 6 | Hilltop Holdings Inc. | HTH | 17,665 | 71.9 |
| 7 | International Bancshares Corporation | IBOC | 15,311 | 19.2 |
| 8 | First Financial Bankshares, Inc. | FFIN | 12,329 | 28.9 |
| 9 | **Veritex Holdings, Inc.** | **VBTX** | **9,350** | **94.9** |
| 10 | Amarillo National Bancorp, Inc. | - | 7,528 | 0.9 |
| 11 | Beal Financial Corporation | - | 7,221 | 24.4 |
| 12 | Southside Bancshares, Inc. | SBSI | 7,182 | 24.2 |
| 13 | Allegiance Bancshares, Inc. | ABTX | 6,509 | 94.2 |
| 14 | Happy Bancshares, Inc. | - | 6,262 | 8.8 |
| 15 | Triumph Bancorp, Inc. | TBK | 6,016 | 41.2 |
| 16 | Industry Bancshares, Inc. | - | 5,427 | 29.0 |
| 17 | Broadway Bancshares, Inc. | - | 5,120 | 93.8 |
| 18 | The ANB Corporation | - | 4,947 | 96.3 |
| 19 | CBTX, Inc. | - | 4,067 | 58.8 |
| 20 | Inwood Bancshares, Inc. | - | 3,891 | 100.0 |

Source: S&P Global and FDIC Summary of Deposits. Deposit data as of 6/30/2020. Asset data as of 6/30/2021.
[1] Texas metro markets includes Austin MSA, Dallas-Fort Worth MSA, Houston MSA, and San Antonio MSA.

7

# Well Positioned in Attractive Texas Markets

- Despite the COVID-19 pandemic, Texas remains one of the more attractive states in the U.S. from a demographic and commercial opportunity perspective:
  - Population growth expected to more than double U.S. average
  - If Texas were a sovereign nation, it would rank the ***9th*** largest economy ***in the world*** based on GDP, ahead of Australia, Mexico, Spain, Russia and many others
  - Pro-business environment with ***no*** personal or corporate income taxes and is the leading destination for companies relocating from other states
  - Behind Texas' strong economy are ***49 Fortune 500*** companies headquartered in Texas, more than 1,600 foreign companies and 2.7 million small businesses
  - Texas is the ***#1*** exporting state in the nation for the 19th consecutive year, exporting $279 billion in goods in 2020
  - ***14.0 million*** in the Texan workforce, representing the second largest civilian workforce in the U.S.

*Source: Texas Office of the Governor (Economic Development and Tourism)*

| | MSA Deposits ($ in billion) (Top 25 Rank[1]) | 2021-2026 Est. Pop. Growth (Top 25 Rank[1]) | 2021-2026 Est. HHI Growth (Top 25 Rank[1]) |
|---|---|---|---|
| Houston, TX | $368 (#8) | 7.6% (#2) | 3.8% (#25) |
| DFW | $670 (#3) | 7.5% (#3) | 11.9% (#9) |
| Texas | $1,428 | 6.8% | 6.6% |
| **United States** | **$13,768** | **2.9%** | **9.0%** |

*Source: FDIC, S&P Global Market Intelligence, [1]Represents Houston and DFW rank amongst the Top 25 largest U.S. MSAs by population*

**Examples of Corporate Relocations during '20-'21 to TEXAS**

**Charles Schwab**
**Tesla**
**Hewlett Packard Enterprise**
**CBRE**
**AECOM Tech. Corp.**

8

9 Well Positioned in Attractive Texas Markets DFW Houston Trade, Transportati on & Utilities 20% Professional Services 16% Govt. 13% Edu. & Health Svcs. 13% Leisure & Hospitality 10% Construction 10% Manufacturing 8% Other 10% Houston Employment• 5th most populous MSA in the U.S. (7.1 million residents) • 3rd most headquartered location for Fortune 500 companies (24 companies) • Largest export market in the U.S., with a diverse economy • Since May 2020, recouped 59.1% of pandemic job losses (16th in the nation) • 4th most populous MSA in the U.S. (7.6 million residents), adding more than 1 million people in an eight-year period • 4th most headquartered location for Fortune 500 companies (22 companies) • 1st MSA in the U.S. for talent attraction • Since May 2020, recouped 87.5% of pandemic job losses (2nd in the nation) Veritex Regional Distribution as of December 31, 2021 DFW 66% Houston 34% Branches DFW 55% Houston 44% Other 1% Loans DFW 71% Houston 28% Other 1% Deposits Total Branches: 31 Total Loans1: $6,775 Total Deposits: $7,364 Source: Texas Workforce Commission, Greater Houston Partnership 1 Excludes mortgage warehouse and PPP loans Trade, Transportati on & Utilities 20% Professional Services 16% Govt. 11% Edu. & Health Svcs. 12% Leisure & Hospitality 10% Financing 8% Manufacturing 7% Other 16% DFW Employment

10 Impressive Organic and Acquisitive Growth Organic Growth Strategic Acquisitions • Strategic M&A has been an important growth driver • Disciplined acquisition strategy to supplement organic growth • In 2021: – Completed 49% investment in Thrive – Completed acquisition of NAC on November 1, 2021, now leading producer of USDA loans • Since 2010: – Completed 7 whole-bank transactions – Acquired $4.4 billion in loans – Acquired $4.7 billion in deposits 983 1,156 2,556 2,730 5,848 6,775 2016 2017 2018 2019 2020 2021 Total Loans Total Loans, excluding MW and PPP Acquired in Period 1,120 1,080 2,622 2,825 6,513 7,364 2016 2017 2018 2019 2020 2021 Total Deposits Total Deposits Acquired in Period • Highly productive origination teams actively generating loans and deposits and serving as the primary point of contact for our customers – Private and business bankers focus on emerging and small business customers – Commercial and specialty bankers focus on C&I, real estate, mortgage warehouse and SBA loans • Continue to drive increasing productivity of existing bankers through balanced scorecard incorporating loan & deposit growth, spread and credit • Strong organic growth has been a major focus of management since inception ($ in millions) $1,065 $3,202 $1,199 $3,473

11 Proven Track Record as a Strategic Acquirer Overview Acquisition History (Whole Bank Acquisitions) • Selective use of strategic acquisitions to augment growth and efficient scale • Focused on well-managed banks in our target markets with: – Favorable market share – Low-cost deposit funding – Compelling fee income generating business – Growth potential – Other unique attractive characteristics • Key metrics used when evaluating acquisitions: – EPS accretion – TBVPS earn-back – IRR • Reputation as an experienced acquirer • We expect to maintain discipline in pricing and pursue transactions expected to produce attractive risk adjusted returns • We strive to build, maintain and support Veritex culture during integrations Date Target Loans Branches Jan. 2019 Green $3,254.9 21 Dec. 2017 Liberty $312.6 5 Aug. 2017 Sovereign $752.5 9 July 2015 Independent Bank $88.5 2 Oct. 2011 Bank of Las Colinas $40.4 1 Mar. 2011 Fidelity $108.1 3 Sept. 2010 Professional $91.7 3

12 Stock Performance History Comparison of Cumulative Total Return 1 Our peer group includes Allegiance Bancshares, Inc., Bancfirst Corporation, Cadence Bancorp LLC, CBTX, Inc., CVB Financial Corp., Eagle Bancorp, Inc., First Financial Bankshares, Inc., Origin Bancorp, Inc., Hilltop Holdings, Inc., Independent Bank Group, Inc.., Servisfirst Bancshares, Inc., Simmons First National Corporation, Southside Bancshares, Inc. Pacific Premier Bancorp, Inc and Independent Bank Corporation.

MSA Population Growth > 5% 3 13 Banks U.S Community Banks with Asset Size of $5 - $10 Billion 71 Banks ROATCE > 10% 60 Banks PTPP ROAA > 1.5% 53 Banks Efficiency Ratio < 50% 5 Banks U.S. Community Banks ROATCE PTPP ROAA Projected Population Growth Efficiency Ratio Gross Loan HFI Growth 1 Top Performer $9.8B 20.0% 1.97% 7.5% 48.5% 15.7% VBTX Key Criteria High-Performing Bank Screen VBTX Metrics as of December 31, 2021 Source: S&P Global Market Intelligence. Note: Market data as of 12/31/21. 1 Balance sheet items as of December 31, 2021; Financial metrics are operating based 2 Annualized and excludes MW and PPP loans. 3 Projected 2021-2026 Averages 4 Average of projected ‘23 P/E from investment firms 2.3x TBV 11.4x ’23 P/E4 Gross Loan HFI Growth > 10% 2 1 Bank 13 High-Performing Community Bank Franchise

14 Analyst Remain Bullish Post 4Q21 Earnings Firm Rating Price Target 2022 Estimate 2023 Estimate Stephens Inc. Overweight $51.00 $3.09 $3.64 D.A. Davidson & Co. Buy $51.00 $3.05 $3.44 Hovde Group Outperform $50.00 $3.03 $3.46 Raymond James & Associates Strong Buy $49.00 $3.10 $3.65 Piper Sandler Overweight $49.00 $3.10 $3.50 Keefe Bruyette & Woods Outperform $48.00 $3.15 $3.55 Consensus $49.67 $3.09 $3.54

15 Analyst Remain Bullish Post 4Q21 Earnings VBTX : EPS Beat Driven by NII and lower LLP Expense Matt Olney, CFA; Stephens Inc. “Solid non-PPP, MW loan growth of 9% LQA was driven by improving utilization rates and slower paydowns. Criticized loans declined 7% LQ.” VBTX : Negative PLL Drives EPS Beat; Inline PPNR Gary Tenner, CFA; D.A. Davidson & Co. “VBTX reported a solid quarter with upside to spread income partially offset by lower than projected fees, primarily related to its Thrive Mortgage equity method investment. Loan origination and net growth was positive, which we anticipate carries into 2022 given economic strength in the Texas market.” VBTX : Upside on Strong NII/NIM Trends and Negative LLP Brett Rabatin, CFA; Hovde Group “We think the shares will trade better than peers despite a premium valuation given positive momentum on the NIM and solid PPNR results. VBTX was a favorite mid-cap name into earnings season.” VBTX : Reiterate Strong Buy; Increasing EPS, PT to $49 Michael Rose, CFA; Raymond James & Associates “All in, results were marked by solid core loan growth, stronger than forecast deposit/average earning asset growth and greater NIM expansion, which fueled stronger than projected net interest income, improved credit metrics, which fueled a larger than forecast negative loan loss provision, and core pre-tax, pre-provision income (PTPPI) that exceeded our forecasts/consensus.” VBTX : Raising 2023E & PT Brad Milsaps, CFA; Piper Sandler “VBTX's loan sale businesses may create some quarterly earnings volatility, but we continue to believe that VBTX should deliver relatively better balance sheet and earnings growth than peers.” VBTX : Growth Continues & NIM/NII Expands in 4Q21 Brady Gailey, CFA; Keefe Bruyette & Woods “4Q21 EPS came better than expected mostly on better provisioning and NII/spread. Core loan growth was strong at 9% LQA, ex. PPP/mortgage warehouse. NCOs were higher and related to previously reserved for acquired loans. VBTX didn't repurchase any stock in 4Q21.”

16 Attractive Valuation Price / 2023 Estimated EPS1 Median = 13.0X 11.4 11.5 11.6 11.6 12.4 12.9 13.0 14.2 14.4 15.7 16.9 20.1 59.6 - 10.0 20.0 30.0 40.0 50.0 60.0 70.0 VBTX GNTY SPFI CBTX STXB HTH PB IBTX SBSI ABTX TCBI CFR FFIN 1 Mean consensus EPS estimates as compiled by FactSet. Source: SNL Financial. Peers comprised of major exchange traded U.S. banks in VBTX custom peer group. Trading multiples based on closing prices as of January 8, 2022.

17 Loan Portfolio and Asset Quality

3.73% weighted average rate of new and renewed Q4 loan production, excluding MW and PPP Loan Growth 18 $1.2 Billion ($ in billions) $1.8 Billion 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 Total Loans, exc. MW and PPP +5.9% +8.1% -8.7% +4.4% +4.0% +7.9% +20.7% Quarterly Loan Growth (annualized, excludes MW and PPP) $6.8 B Total Loans +9.1% COVID-19 Declared a Pandemic 35% 40% 45% 50% 55% 60% Ja n Fe b M ar A pr M ay Ju n Ju l A ug S ep O ct N ov D ec Ja n Fe b M ar A pr M ay Ju n Ju l A ug S ep O ct N ov D ec Revolving C&I Utilization 2020 2021 Down 360 bps from peak +21.9% -50% -40% -30% -20% -10% 0% 10% 20% 30% Quarterly Loan Payoff Trend v. Annualized Growth Quarterly Pay-off % Quarterly % Growth ― 31% of loans paid off in 2021 ― 16% YTD loan growth in 2021 $0.0 $0.5 $1.0 $1.5 $2.0 Jan Feb Mar Apr May Jun July Aug Sept Oct Nov Dec CRE ADC Construction LOC Current Unfunded (Non Revolving) 2021 Unfunded 2020 Unfunded (annualized)

Loan Production 19 $538.5 $298.9 $404.8 $48.7 $42.5 $1.0 Billion in Q4 Production by Portfolio ($ in millions, excludes PPP) $436,866 $574,889 $655,616 $1,152,644 $923,347 $1,355,582 $1,333,398 $1,184,566 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 Total Loans, exc. PPP Quarterly Commitment Production ($ in thousands) 3Q21 Production 4Q21 Production $553.3 $419.9 $154.0 $49.8 $7.5 Construction C&I CRE 1-4 Resi Other Underwriting standards for 4Q21 and 2021 remain consistent $4.8 Billion in 2021 Production v. $2.8 Billion in 2020 Production

1 Past due loans exclude purchased credit deteriorated loans that are accounted for on a pooled basis and non-accrual loans. 2 Total loans excludes Loans Held for Sale, MW and PPP loans. 4Q20 1Q21 2Q21 3Q21 4Q21 0.00% 0.10% 0.20% 0.30% 0.40% 30-59 Past Due 60-89 Past Due 90+ Past Due Past Due1 Trends % of Total Loans2 Asset Quality and ACL 20 ($ in thousands) 4Q20 1Q21 2Q21 3Q21 4Q21 Acquired $16,462 $130 $4,124 $5,652 $9,747 Originated $45 $18 $1,269 $120 $2,921 Net Charge-offs ($ in thousands) Totals $18,691 $105.1 $104.9 $99.5 $93.8 $77.8 1.80% 1.76% 1.59% 1.42% 1.15% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 4Q20 1Q21 2Q21 3Q21 4Q21 ACL ACL/Total Loans ACL / Total Loans2 ($ in millions) $22,637 $10,017 Quarterly Criticized Loans $449.0 $418.1 $388.5 $373.4 $357.9 4Q20 1Q21 2Q21 3Q21 4Q21 $100 $200 $300 $400 $500 Criticized Loans ($ in millions, excludes PCD loans) DOWN 20.0% $16,508 $9,997

Credit Policy & Culture 21 - Veritex Community Bank (the “Bank”) has a history of maintaining credit standards that produce excellent credit metrics while providing the production staff with reasonable offerings to grow the loan book - The credit culture is founded on the idea that the more eyes are on a transaction, the better decisions we make - Credit decision making is managed through individual Credit Officer sign-off, Joint Credit Officer sign-off or through Executive Loan Committee (“ELC”). - ELC makes all credit decisions exceeding $15 million. The ELC consists of senior executives on the credit and production sides of the Bank. All loans submitted for approval have a Credit Officer sponsor as well as a Lending Officer as a sponsor to provide support. Dual signature authorities up to $25 million exist for some specialty lending products. - Executive Credit Officers have been delegated decision making authority to decide on credit for relationships up to $15 million for new credit. Senior Credit Officers have authority up to $10 million for new credit and $5 million for new credits on an individual basis. - Delegated lending authority exists in the field with our Market Presidents up to $1 million (total relationship) to allow for small transactions to be generated in a responsive manner for our community bank customers. - The Bank’s Board Credit Risk Committee serves in an oversight function, reviewing pertinent credit metrics, individual transactions originated, policy related matters and Reg O loans as required.

22 Profitability, Funding and Liquidity

Key Financial Metrics 47.55% 49.49% 49.62% 51.63% 48.51% 47.64% 4Q20 1Q21 2Q21 3Q21 4Q21 Reported Operating Efficiency Ratio 1.44% 1.27% 1.56% 1.68% 1.48% 1.75% 1.82% 1.66% 1.85% 1.97% 4Q20 1Q21 2Q21 3Q21 4Q21 Reported Operating ROAA PTPP Operating 1.04% 1.35% 1.46% 1.72% 1.29% $15.70 $16.34 $17.16 $17.53 $17.49 4Q20 1Q21 2Q21 3Q21 4Q21 NPAs / Total Assets Return on Average Tangible Common Equity1 $0.46 $0.64 $0.82 $0.60 $0.70 4Q20 1Q21 2Q21 3Q21 4Q21 Diluted EPS Diluted Operating EPS $0.60 $0.59 12.84% 17.17% 15.18% 17.72% 20.06% 4Q20 1Q21 2Q21 3Q21 4Q21 ROATCE Operating ROATCE Diluted EPS Tangible Book Value per Common Share1 23 ($ in millions) $87.6 $85.0 $79.9 $74.0 $50.1 0.99% 0.92% 0.85% 0.77% 0.51% 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 4Q20 1Q21 2Q21 3Q21 4Q21 NPAs NPAs/Total Assets 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 1 11 1 1 17.39% ROAA 1 $0.73 16.44% 62.52% 48.53% 16.92% -43% 15.42% $0.84 20.48% 52.42%

Net Interest Income 24 $65.6 $67.1 $71.3 $76.7 3.29% 3.22% 3.11% 3.26% 3.37% 3.15% 3.12% 3.03% 3.16% 3.28% 4Q20 1Q21 2Q21 3Q21 4Q21 Net Interest Income ("NII") NIM Adjusted NIM (Excludes All Purchase Accounting) $66.8 $8,257 $8,659 $8,684 $9,045 4Q20 1Q21 2Q21 3Q21 4Q21 Average Earning Assets $8,066 Average Earning Assets Net Interest Income Rollforward ($ in thousands) ($ in millions) ($ in millions) 3Q21 Net Interest Income $71,276 Loan volume 3,019 Debt security prepayment income 2,185 Deposit rates 353 Change in earning asset mix and other 19 Purchase accounting accretion < 111 > 4Q21 Net Interest Income $76,741 Floating Rate Loan Repricing Floor Reprice Grouping ($ in thousands) Total Balance % of Total Balance Cumulative % of Total Balance No Floor $ 2,575.5 52.6% 52.6% Floor reached 1,949.7 37.2% 89.8% 0-25 bps to Reprice 51.7 1.0% 90.8% 26-50 bps to Reprice 26.8 0.5% 91.3% 51-75 bps to Reprice 85.7 1.6% 92.9% 76-100 bps to Reprice 234.9 4.5% 97.4% 101-125 bps to Reprice 10.9 0.2% 97.6% 126-150 bps to Reprice 14.6 0.3% 97.9% 151+ bps to Reprice 112.6 2.1% 100% Totals $ 5,243.9 100% Asset Sensitivity as of September 30, 2021 -1.3% +3.7% +9.4% +15.3% +21.2% -3.0% 2.0% 7.0% 12.0% 17.0% 22.0% 27.0% -100 Shock +100 Shock +200 Shock +300 Shock +400 Shock Static Shock Impact on NII 7.6% 12+% 1 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures.

# Operating Noninterest Income

## Quarter-over-Quarter Change

*($ in thousands)*

| | | |
|---|---|---|
| Other: | +$1,402 | 61% |
| Govt. guar. loan inc., net: | +$1,082 | 46% |
| Loan fees: | +$951 | 54% |
| Deposite service charges: | +298 | 7% |
| Gain on sales of MLHFS: | ($114) | -28% |
| Equity method invst. inc.[1]: | ($1,372) | -53% |
| Total | +2,247 | 18% |

## Quarter-over-Quarter Commentary

- Other noninterest income increased $1.4 million, or 61%, primarily related to services fee income, BOLI and derivative income
- Government guaranteed loan income, net, increased 46%, primarily as a result of increases in gains on USDA loan sales from the acquisition on NAC
- Loan fees increased $951 thousand, or 54%, primarily driven by a $632 thousand increase in syndication and arrangement fees in 4Q21 compared to 3Q21
- Equity method investment income decreased 53% driven by lower 4Q21 income on our investment in Thrive

## 2021 v. 2020 Change

*($ in thousands)*

| | | |
|---|---|---|
| Equity method invst. inc.[1]: | +3,848 | 100% |
| Loan fees: | +3,051 | 67% |
| Deposit service charges: | +$3,039 | 22% |
| Govt. guar. loan inc., net: | +$1,610 | 11% |
| Gain on sales of MLHFS: | +353 | 28% |
| Other: | +$51 | 0% |
| Total | +11,952 | 27% |

## Year-over-Year Commentary

- Equity method investment income was $3.9 million which represents our 49% investment in Thrive
- Loan fees increased $3.1 million, or 67%, primarily driven by a $2.2 million increase in syndication fees in 2021. Over the last year, the Company has invested in a Syndication Group with direct results reflected in 2021 noninterest income
- Deposit service charges increased 22% primarily related to additional analysis charges during 2021
- Government guaranteed loan income, net, increased 11%, primarily as a result of increases in SBA, PPP and USDA loan sales

1 Excludes $1.9 million of PPP loan forgiveness income received by Thrive during the third quarter of 2021.

25

# Operating Noninterest Expense

**Quarter-over-Quarter Change**

*($ in thousands)*

| | | |
|---|---|---|
| Salaries and employee benefits | +$2,437 | 11% |
| Other | +$620 | 16% |
| Marketing | +$292 | 24% |
| Data processing | +$103 | 4% |
| Occupancy and equipment | ($138) | -3% |
| Professional and regulatory fees | ($384) | -11% |
| Total | +$2,930 | 7.0% |

**Quarter-over-Quarter Commentary**

- Salaries and employee benefits increased $2.4 million, or 11%, primarily resulting from continued investment in talent, both producers and back office, lower deferred origination costs and the addition of NAC

**2021 v. 2020 Change**

*($ in thousands)*

| | | |
|---|---|---|
| Salaries and employee benefits | +$14,668 | 18% |
| Marketing | +$1,693 | 46% |
| Professional and regulatory fees | +$1,216 | 10% |
| Occupancy and equipment | +$900 | 7% |
| Data processing | +$733 | 6% |
| Other | +$226 | 8% |
| Telephone and communications | +$122 | 9% |
| COVID Expenses | ($1,377) | -100% |
| Total | +$18,181 | 12.0% |

**Year-over-Year Commentary**

- Salaries and employee benefits increased $14.7 million, or 15%, primarily resulting from continued investment in talent and an increase in variable compensation
- Marketing increased 46% from 2020, primarily resulting from an approximate increase of $842 thousand in annual sponsorship fees paid in 2021 and not in 2020
- Professional and regulatory fees increased $1.2 million, or 10%, primarily related to increased FDIC assessment fees in connection with an increase in assets

26

0.55% 0.45% 0.35% 0.30% 0.26% 0.38% 0.31% 0.23% 0.20% 0.18% 4Q20 1Q21 2Q21 3Q21 4Q21 Average cost of interest-bearing deposits Average cost of total deposits Cost of Interest-bearing Deposits and Total Deposits  Total deposit balances increased $184.9 million, or 10% LQA, and increased $850.8 million, or 13% YOY  Total deposit cost down 2 bps compared to 3Q21 due to pricing diligence and product mix  Excluding MW and PPP loans, the loan to deposit ratio was 92.0% at December 31, 2021  4Q21 weighted average of interest-bearing deposit rate of 20 bps on production Certificates & Time Maturity Table $2,958 $3,228 $3,276 $2,097 $2,303 $2,511 $1,457 $1,648 $1,577 4 Q 2 0 3 Q 2 1 4 Q 2 1 Interest Bearing Non-Int Bearing Certificates & Time Deposits Deposits Composition 45% 34% 21% $7,364 $7,179 $6,513 Deposit Growth LQA YOY Demand & Savings +6% +11% Non-Int Bearing +36% +20% Certificates and Time Deposits -17% +8% 27 ($ in millions) Balance ($000) WA Rate Q1 2022 392,375 0.46% Q2 2022 209,262 0.33% Q3 2022 218,850 0.29% Q4 2022 195,109 0.30% Q1 2023 159,983 0.31% Q2 2023 135,077 0.31% Q3 2023 205,148 0.29% Q4 2023 24,517 0.83% Q1 2024+ 36,258 1.29% Total 1,576,580 0.38%

Capital Overview 28 10.69% 10.48% 11.11% 10.48% 9.05% 8.89% 11.60% 8.58% Leverage Ratio Tier 1 Ratio Total Capital Ratio CET1 Bank VBTX 1 Estimated capital measures inclusive of CECL capital transition provisions as of December 31, 2021 and September 30, 2021. 2 Total assets includes PPP loans that we did not utilize the Paycheck Protection Program Liquidity Facility to fund. Ratios as of December 31, 2021 VBTX Amounts ($ in thousands) December 31, 2021 September 30, 2021 $ Change Basel III Standardized1 CET1 capital 814,138$ 825,001$ (10,863)$ CET1 capital ratio 8.58% 8.75% Leverage capital 843,585$ 854,393$ (10,808)$ Leverage capital ratio 9.05% 9.54% Tier 1 capital 843,585$ 854,393$ (10,808)$ Tier 1 capital ratio 8.89% 9.06% Total capital 1,100,404$ 1,160,589$ (60,185)$ Total capital ratio 11.60% 12.31% Risk weighted assets 9,486,469$ 9,419,819$ 66,650$ Total assets2 9,757,249$ 9,572,300$ 184,949$ Tangible common equity / Tangible assets3 9.28% 9.43% Paid off $35 million of sub debt assumed from Green Bancorp, Inc. with an 5.5% effective rate in 4Q21. $0.79 $0.05 $0.05 $0.01 $17.53 $(0.20) TBVPS Rollforward $17.49$(0.63) $(0.11)

291. Assumes a 21% tax rate. Meaningful strategic expansion into the fragmented USDA lending space Diversification of Veritex’s revenue streams Enhanced profitability outlook Strong cultural fit North Avenue Capital Full Loan Pipeline - $675 million Net Income1 ($ in millions) $32 $101 $59 $483 $0.3 $1.0 $3.0 $1.3 $6.8 $11.1 $11.6 2016A 2017A 2018A 2019A 2020A 2021A 2022E Actuals Projections Approved Underwriting Term Sheet Issued Prospects ($ in millions) Completed acquisition on November 1, 2021 2021 Select Financial Highlights $24.8M Revenue $11.1M Net Income1 $89.9M Loan Originations 165% YoY Rev. Growth

2021 Year in Recap 30 Acquired leading USDA originator in the nation, North Avenue Capital, LLC Completed 49% investment in Thrive Mortgage Organic Growth Strong Financials Investments Grew loans $918.1 million, or 15.7% Grew loan commitment production to $5.4 billion, or 91% in ‘21 compared to ‘20 Grew deposits $850.8 million, or 13.1% Reported net income of $139.6 million, or $2.77 diluted EPS Maintained an efficiency ratio below 50% for ‘21 despite talent investments Increased operating ROATCE to 17.58% from 11.72% Focused on 2021 talent investments to support 2022 growth

Veritex Holdings, Inc. Supplemental Information

32 Reconciliation of Non-GAAP Financial Measures

33 Reconciliation of Non-GAAP Financial Measures

34 Reconciliation of Non-GAAP Financial Measures 12/31/2021 9/30/2021 6/30/2021 3/31/2021 12/31/2020 12/31/2021 12/31/2020 Operating Earnings Net income $ 41,506 $ 36,835 $ 29,456 $ 31,787 $ 22,801 $ 139,584 $ 73,883 Plus: Severance payments1 - - 627 - - 627 - Plus: Loss (gain) on sale of securities available for sale, net - 188 - - 256 188 (2,615) Plus: Debt extinguishment costs2 - - - - 9,746 - 11,307 Less: Thrive PPP loan forgiveness income3 - 1,912 - - - 1,912 - Plus: Merger and acquisition expenses 826 - - - - 826 - Operating pre-tax income 42,332 35,111 30,083 31,787 32,803 139,313 82,575 Less: Tax impact of adjustments (78) 39 131 - 2,100 92 1,823 Plus: Nonrecurring tax adjustments4 - - - 426 (973) 426 (2,772) Operating earnings $ 42,410 $ 35,072 $ 29,952 $ 32,213 $ 29,730 $ 139,647 $ 77,980 Weighted average diluted shares outstanding 50,441 50,306 50,331 49,998 49,837 50,352 50,036 Diluted EPS $ 0.82 $ 0.73 $ 0.59 $ 0.64 $ 0.46 $ 2.77 $ 1.48 Diluted operating EPS $ 0.84 $ 0.70 $ 0.60 $ 0.64 $ 0.60 $ 2.77 $ 1.56 (Dollars in thousands) For the Quarter Ended For the Year Ended

# Reconciliation of Non-GAAP Financial Measures

| | For the Quarter Ended | | | | | For the Year Ended | |
|---|---|---|---|---|---|---|---|
| | 12/31/2021 | 9/30/2021 | 6/30/2021 | 3/31/2021 | 12/31/2020 | 12/31/2021 | 12/31/2020 |
| | (Dollars in thousands) | | | | | | |
| **Pre-Tax, Pre-Provision Operating Earnings** | | | | | | | |
| Net Income | $ 41,506 | $ 36,835 | $ 29,456 | $ 31,787 | $ 22,801 | $ 139,584 | $ 73,883 |
| Plus: Provision for income taxes | 10,697 | 9,195 | 7,837 | 8,993 | 4,702 | 36,722 | 14,203 |
| Plus: (Benefit) provision for credit losses and unfunded commitments | (4,389) | (448) | 577 | (570) | 902 | (4,830) | 65,669 |
| Plus: Severance payments[1] | - | - | 627 | - | - | 627 | - |
| Plus: Loss (gain) on sale of securities, net | - | 188 | - | - | 256 | 188 | (2,615) |
| Plus: Debt extinguishment costs[2] | - | - | - | - | 9,746 | 1,912 | - |
| Less: Thrive PPP loan forgiveness | - | 1,912 | - | - | - | - | 11,307 |
| Plus: Merger and acquisition expenses | 826 | - | - | - | - | 826 | - |
| **Net pre-tax, pre-provision operating earnings** | $ 48,640 | $ 43,858 | $ 38,497 | $ 40,210 | $ 38,407 | $ 171,205 | $ 162,447 |
| **Average total assets** | $ 9,788,671 | $ 9,385,470 | $ 9,321,279 | $ 8,941,271 | $ 8,750,141 | $ 9,361,578 | $ 8,525,275 |
| **Pre-tax, pre-provision operating return on average assets[4]** | 1.97% | 1.85% | 1.66% | 1.82% | 1.75% | 1.83% | 1.91% |
| **Average Total Assets** | $ 9,788,671 | $ 9,385,470 | $ 9,321,279 | $ 8,941,271 | $ 8,750,141 | $ 9,361,578 | $ 8,525,275 |
| Return on average assets[4] | 1.68% | 1.56% | 1.27% | 1.44% | 1.04% | 1.49% | 87.00% |
| Operating return on average assets[4] | 1.72% | 1.48% | 1.29% | 1.46% | 1.35% | 1.49% | 91.00% |
| **Operating earnings adjusted for amortization of core deposit intangibles** | | | | | | | |
| Operating earnings | $ 42,410 | $ 35,072 | $ 29,952 | $ 32,213 | $ 29,730 | $ 139,647 | $ 77,980 |
| Adjustments: | | | | | | | |
| Plus: Amortization of core deposit intangibles | 2,438 | 2,438 | 2,438 | 2,447 | 2,451 | 9,761 | 9,804 |
| Less: Tax benefit at the statutory rate | 512 | 512 | 512 | 514 | 515 | 2,050 | 2,060 |
| **Operating earnings adjusted for amortization of core deposit intangibles** | $ 44,336 | $ 36,998 | $ 31,878 | $ 34,146 | $ 31,666 | $ 147,358 | $ 85,724 |

[1] Severance payments relate to branch restructurings made during the three months ended June 30, 2021.

[2] Debt extinguishment costs relate to prepayment penalties paid in connection with the early payoff of FHLB structured advances.

[3] During the third quarter of 2021, Thrive's PPP loan with another bank was 100% forgiven by the SBA. As a result of our 49% investment in Thrive, the $1.9 million represents our portion of the PPP loan forgiveness. PPP fee income is not taxable and as such has no tax impact.

[4] Annualized ratio for quarterly metrics.

35

36 Reconciliation of Non-GAAP Financial Measures

37 Reconciliation of Non-GAAP Financial Measures

Veritex Holdings, Inc.